Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2018

•	Revenues: $497 million for the fourth quarter and $1.96 billion for the year (9% organic growth)

•	Operating Margin: 5.8% for the fourth quarter and for the year

•	Diluted EPS: $0.50 for the fourth quarter and $2.06 for the year

•	Book-to-Bill Ratio: 1.2 for the fourth quarter and 1.8 for the year

•	Cash Flow from Operations: $93 million for the year (1.1 times Net Income)

•	Raises quarterly cash dividend from $0.25 to $0.27 per share

HERNDON, Va., February 20, 2019 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and full fiscal year 2018, which ended December 31, 2018.

"Our talented employees' unrelenting support of our customers' missions led to another year of exceptional performance. For the third consecutive year, ManTech organically grew its revenues, increased profits, delivered strong cash flow and expanded backlog. We continued to win landmark programs to provide customers with differentiated solutions across cyber, enterprise IT and systems engineering. As we move into 2019, the market opportunity remains robust and we are well positioned to provide continued thought leadership in support of our customers," said ManTech President and Chief Executive Officer Kevin M. Phillips.

Summary Operating Results

	Three Months Ended December 31,		Year Ended December 31,
(In Millions Except Per Share Amounts)	2018	2017	2018	2017
Revenue	$497.1	$462.3	$1,958.6	$1,717.0
Operating Income	$28.6	$25.7	$112.7	$98.2
Operating Income Margin	5.8%	5.6%	5.8%	5.7%
Depreciation and Amortization	$12.5	$10.4	$52.6	$33.8
Depreciation and Amortization % of Revenue	2.5%	2.3%	2.7%	2.0%
Net Income	$20.2	$68.4	$82.1	$114.1
Diluted Earnings Per Share	$0.50	$1.73	$2.06	$2.91
Adjusted Net Income (1)	$20.2	$17.8	$82.1	$63.5
Adjusted Diluted Earnings Per Share (1)	$0.50	$0.45	$2.06	$1.62
(1) Information about ManTech's use of non-GAAP financial information is provided under "Non-GAAP Financial Measures."

As a result of increased demand for our services and solutions, revenues for the quarter were $497.1 million, up 8% organically compared to the fourth quarter of 2017. Revenues for the year were $1.96 billion, up 14% compared to 2017. For the year, revenue growth was driven by a combination of organic expansion from recent contract awards and acquisitions.

Operating income was $28.6 million for the quarter, up 11% compared to the fourth quarter of 2017. For the year, operating income was $112.7 million, up 15% compared to 2017. Operating margin was up compared to the fourth quarter of 2017 and also up for the year compared to 2017.

The 2017 fourth quarter results included a tax benefit of $51 million from the re-measurement of our existing deferred tax assets and liabilities due to the enactment of the Tax Cuts and Jobs Act of 2017. This re-measurement caused by the Tax Act in 2017, a one-time item, has been removed from adjusted net income and adjusted earnings per share for 2017, however, no adjustments have been made to 2018. Net income was up 14% compared to adjusted net income from the fourth quarter of 2017, and for the year net income was up 29% compared to 2017 adjusted net income. Diluted earnings per share was up 11% compared to adjusted diluted earnings per share from the fourth quarter of 2017 and for the year diluted earnings per share was up 27% compared to 2017 adjusted diluted earnings per share.

Cash Management and Capital Deployment

	Three Months Ended December 31,		Year Ended December 31,
(Dollars In Millions)	2018	2017	2018	2017
Net Income	$20.2	$68.4	$82.1	$114.1
Cash Flow From (Used In) Operations	-$0.8	$37.7	$93.4	$153.0
Operating Cash Flow Multiple of Net Income	—x	0.6x	1.1x	1.3x
Capital Expenditures	$5.9	$28.0	$35.1	$38.9
Days Sales Outstanding (DSO)	73	61
Cash and Cash Equivalents, End of Period	$5.3	$9.5
Current and Long Term Debt, End of Period	$7.5	$31.0

For the year, cash flow from operations totaled $93 million. Days sales outstanding (DSO) were 73 days, an increase of 12 days compared to the fourth quarter of 2017.

During the quarter, the Company paid $9.9 million, or $0.25 per share, as part of its regular cash dividend program to its common stockholders of record as of December 7, 2018. As of December 31, 2018, the Company had $5.3 million in cash and cash equivalents and $7.5 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to pursue acquisitions and issue dividends while maintaining a strong balance sheet.

The Company has increased the amount of its quarterly cash dividend from $0.25 to $0.27 per share.

The Board of Directors has declared a quarterly dividend of $0.27 to be paid on March 22, 2019 to all common stockholders of record as of March 8, 2019, as part of its regular quarterly cash dividend program. Based on the average of recent trading prices the new annual yield is approximately 1.9%. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $610 million in the quarter, representing a book-to-bill ratio of 1.2. Nearly 80% of the awards won in the quarter were with classified customers for recompetes and contract expansions. For the year, contract awards totaled $3.4 billion for a book-to-bill ratio of 1.8. In 2018, approximately 62% of the awards were for new business. Book-to-bill ratios for both the quarter and the year reflect a healthy awards environment and ManTech's strong market positioning. Proposal activity remains robust and the Company expects contract awards to continue at a healthy pace in 2019.

Forward Guidance

The Company expects to achieve revenue, net income, and diluted earnings per share in 2019 as specified in the table below.

Measure	Fiscal 2019 Guidance
Revenue (billion)	$2.05B - $2.15B
Net Income (million)	$86.9M - $92.1M
Diluted Earnings per Share	$2.15 - $2.28

The guidance is supported by a backlog of business at the end of the year of $8.4 billion, including $1.3 billion of funded backlog, as well as a strong pipeline of new opportunities and improving government funding levels.

ManTech Chief Financial Officer Judith L. Bjornaas said, “I am pleased with our strong finish to 2018. The momentum of the business gives me confidence in forecasting continued growth in 2019. We will remain focused on program execution excellence and delivering solutions that meet our customers' mission critical needs."

Conference Call

ManTech executive management will hold a conference call on February 20, 2019, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 3146346. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or compete effectively for contract awards; inability to recruit and retain sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies, cost reduction initiatives by our customers, or other federal budget constraints generally; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems (including as a result of cyber or other security threats), or employee misconduct; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; issues relating to competing effectively for awards procured through the competitive bidding process; failure to obtain option awards, task orders or funding under contracts; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 23, 2018, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$5,294	$9,451
Receivables—net	405,378	311,410
Prepaid expenses	23,398	22,933
Other current assets	5,915	23,370
Total Current Assets	439,985	367,164
Goodwill	1,085,806	1,084,560
Other intangible assets—net	171,962	194,348
Property and equipment—net	51,427	46,082
Employee supplemental savings plan assets	30,501	33,555
Investments	11,830	11,843
Other assets	12,360	6,923
TOTAL ASSETS	$1,803,871	$1,744,475
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$126,066	$122,405
Accrued salaries and related expenses	89,058	87,064
Contract liabilities	28,209	18,816
Total Current Liabilities	243,333	228,285
Long term debt	7,500	31,000
Deferred income taxes	108,956	97,194
Accrued retirement	30,999	34,517
Other long-term liabilities	11,889	10,505
TOTAL LIABILITIES	402,677	401,501
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 26,817,513 and 26,285,773 shares issued at December 31, 2018 and 2017; 26,573,400 and 26,041,660 shares outstanding at December 31, 2018 and 2017	268	263
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,188,045 and 13,189,245 shares issued and outstanding at December 31, 2018 and 2017	132	132
Additional paid-in capital	506,970	492,030
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2018 and 2017	(9,158)	(9,158)
Retained earnings	903,084	860,027
Accumulated other comprehensive loss	(102)	(320)
TOTAL STOCKHOLDERS' EQUITY	1,401,194	1,342,974
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,803,871	$1,744,475

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
REVENUES	$497,072	$462,285	$1,958,557	$1,717,018
Cost of services	427,595	394,592	1,678,100	1,463,599
General and administrative expenses	40,884	41,964	167,715	155,225
OPERATING INCOME	28,593	25,729	112,742	98,194
Interest expense	(371)	(510)	(2,378)	(1,375)
Interest income	76	15	161	104
Other income, net	17	84	80	319
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	28,315	25,318	110,605	97,242
(Provision) benefit for income taxes	(8,118)	43,089	(28,530)	16,859
Equity in earnings (losses) of unconsolidated subsidiaries	(5)	(37)	22	40
NET INCOME	$20,192	$68,370	$82,097	$114,141

BASIC EARNINGS PER SHARE:
Class A common stock	$0.51	$1.75	$2.08	$2.94
Class B common stock	$0.51	$1.75	$2.08	$2.94
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.50	$1.73	$2.06	$2.91
Class B common stock	$0.50	$1.73	$2.06	$2.91

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year ended December 31,
	2018	2017
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$82,097	$114,141
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	52,569	33,792
Deferred income taxes	11,762	(24,815)
Stock-based compensation expense	5,073	6,319
Loss on sale and retirement of property and equipment	75	76
Equity in earnings of unconsolidated subsidiaries	(22)	(40)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	(87,098)	18,643
Prepaid expenses	(613)	(3,619)
Other current assets	17,411	(2,622)
Employee supplemental savings plan asset	1,754	(4,172)
Accounts payable and accrued expenses	5,327	(541)
Accrued salaries and related expenses	2,095	13,095
Contract liabilities	6,110	1,177
Accrued retirement	(3,518)	3,936
Other	417	(2,412)
Net cash flow from operating activities	93,439	152,958

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(30,114)	(31,118)
Acquisition of businesses-net of cash acquired	(5,279)	(177,193)
Deferred contract costs	(5,233)	(2,877)
Investment in capitalized software for internal use	(5,018)	(7,744)
Proceeds from corporate owned life insurance	1,300	—
Payments to acquire investments	—	(110)
Proceeds from sale of property and equipment	—	3
Net cash used in investing activities	(44,344)	(219,039)

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowings under revolving credit facility	575,500	136,500
Repayments under revolving credit facility	(599,000)	(105,500)
Dividends paid	(39,624)	(32,705)
Proceeds from exercise of stock options	12,595	13,624
Payment consideration to tax authority on employee's behalf	(2,723)	—
Debt issuance costs	—	(1,323)
Net cash flow from (used in) financing activities	(53,252)	10,596
NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,157)	(55,485)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,451	64,936
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,294	$9,451

Non-GAAP Financial Measures

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. These measures include adjusted net income and adjusted diluted earnings per share. Each of these calculations excludes the impact of the re-measurement of deferred tax assets and liabilities, and therefore is considered a non-GAAP financial measure. We believe these are important calculations to help investors understand actual results compared to guidance and expectations communicated prior to the enactment of the Tax Act. All adjustments described have been made only to the fourth quarter of 2017 and full year 2017 results, no adjustments were made to 2018 results.

(In Thousands Except Per Share Amounts)
	(unaudited)
	Three months ended December 31,	Year Ended December 31,
	2017	2017
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$25,318	$97,242
Benefit for income taxes	43,089	16,859
Effective income tax rate	(170.4)%	(17.3)%
Non-GAAP adjustment for 2017 Tax Cuts and Jobs Act	(50,605)	(50,605)
Adjusted non-GAAP provision for income taxes	(7,516)	(33,746)
Adjusted non-GAAP effective income tax rate	29.7%	34.7%
Equity in earnings (losses) of unconsolidated subsidiaries	(37)	40
ADJUSTED NET INCOME	$17,765	$63,536

ADJUSTED BASIC EARNINGS PER SHARE:
Class A common stock	$0.45	$1.63
Class B common stock	$0.45	$1.63
ADJUSTED DILUTED EARNINGS PER SHARE:
Class A common stock	$0.45	$1.62
Class B common stock	$0.45	$1.62

ManTech-F

ManTech International Corporation

Investor Relations

Judy Bjornaas	Stephen Vather
Executive Vice President and CFO	Executive Director, Corporate Development
(703) 218-8269	(703) 218-6093
Investor.Relations@ManTech.com	Stephen.Vather@ManTech.com

Media
Sue Cushing
Vice President, Corporate Communications
(703) 814-8369
Sue.Cushing@ManTech.com